Exhibit 99.1

Pasithea Therapeutics Announces Pricing of $5 Million Public Offering

Miami, FL / GLOBE NEWSWIRE / May 6, 2025/ Pasithea Therapeutics, Corp. (“Pasithea,” or the “Company”) (Nasdaq: KTTA; KTTAW), a clinical-stage biotechnology company developing PAS-004, a next-generation macrocyclic MEK inhibitor, for the treatment of neurofibromatosis type 1 (NF1) and other cancer indications, today announced the pricing of a public offering of 3,571,428 shares of the Company’s common stock (or pre-funded warrants in lieu thereof) and accompanying Series C warrants to purchase up to 3,571,428 shares of common stock and Series D warrants to purchase up to 3,571,428 shares of common stock, at a combined offering price of $1.40 per share of common stock (or per pre-funded warrant in lieu thereof) and accompanying warrants.

The Series C common warrants will have an exercise price of $1.40 per share and will be exercisable upon issuance and will expire five years thereafter. The Series D common warrants will have an exercise price of $1.40 per share and will be exercisable upon issuance and will expire 18 months thereafter. The closing of the offering is expected to occur on or about May 7, 2025, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $5.0 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for general corporate purposes, which includes, without limitation, ongoing research and pre-clinical studies, clinical trials, the development of new biological and pharmaceutical technologies, investing in or acquiring companies that are synergistic with or complementary to the Company’s technologies, licensing activities related to its current and future product candidates, and to the development of emerging technologies, investing in or acquiring companies that are developing emerging technologies, licensing activities, or the acquisition of other businesses and working capital.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-286889) originally filed with the Securities and Exchange Commission (“SEC”) on May 1, 2025 and declared effective on May 6, 2025. The offering is being made only by means of a prospectus, which is part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. When available, electronic copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Pasithea Therapeutics Corp.

Pasithea is a clinical-stage biotechnology company focused on the discovery, research and development of innovative treatments for central nervous system (CNS) disorders, RASopathies and MAPK pathway driven tumors.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the ability of the Company to consummation of the public offering, the satisfaction of the closing conditions of the public offering and the use of proceeds therefrom, the Company’s ongoing Phase 1 clinical trial and the safety, tolerability, pharmacokinetic (PK), pharmacodynamics (PD) and preliminary efficacy of PAS-004, as well as all other statements, other than statements of historical fact, regarding the Company’s current views and assumptions with respect to future events regarding its business, as well as other statements with respect to the Company’s plans, assumptions, expectations, beliefs and objectives, the success of the Company’s current and future business strategies, product development, preclinical studies, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities and other statements that are predictive in nature. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including risks that future clinical trial results may not match results observed to date, may be negative or ambiguous, or may not reach the level of statistical significance required for regulatory approval, as well as other factors set forth in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings made with the U.S. Securities and Exchange Commission (SEC). Thus, actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Pasithea Therapeutics Contact

Patrick Gaynes
Corporate Communications
pgaynes@pasithea.com

Source: Pasithea

Released May 6, 2025